Exhibit 99.1

Investor Update – June 23, 2009

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results.  Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period.  Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein.  We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

May 2009 Statistics
	May 2009	Change Y-O-Y		QTD 2009	Change Y-O-Y
Capacity (ASMs in millions)	1,947		(6.3)%	3,816		(7.2)%
Traffic (RPMs in millions)	1,495		(7.5)%	2,970		(6.7)%
Revenue passengers (000s)	1,298		(11.8)%	2,.578		(10.7)%
Load factor*	76.8%	(1.0	) pts	77.8%	0.4	pts
RASM (cents)	10.95		(5.9)%	11.15		(2.9)%
Passenger RASM (cents)	9.84		(7.4)%	10.00		(4.7)%
Raw fuel cost/gal.	$1.63		(56.9)%	$1.64		(55.1)%
Economic fuel expense/gal.	$1.74		(46.1)%	$1.76		(44.6)%
*percentage of available seats occupied by fare-paying passengers

Impact of New Pilot Contract
As previously disclosed, our pilots, represented by the Air Line Pilots Association, ratified a new four-year contract expiring in 2013.

The significant terms of the new contract are:
•	average pilot wage increases of 14% effective April 1, 2009;
•	pilot inclusion in Air Group’s Performance Based Pay Plan;
•	closure of the defined-benefit pension plan to new entrants;
•	cash payment upon retirement of an amount equivalent to 25% of a pilot’s accrued sick leave balance multiplied by his or her hourly rate; and
•	new work rules allowing for better productivity and more flexibility.

The increase in wages and benefits that result from this contract is expected to be approximately $23 million in 2009, including $5 million of additional cost associated with post-retirement medical coverage, and is included in the unit cost forecast on the following page.

In addition to the terms above, pilots received a one-time bonus following ratification of the contract that totaled approximately $21 million in the aggregate.  Together with the estimated $15 million transition expense associated with establishing the sick-leave payout program described above, these one-time costs will be excluded from our “adjusted earnings” and our cost per available seat mile, excluding fuel and special charges.

First Bag Fee
As previously disclosed, Alaska and Horizon will begin charging a $15 service fee for a first checked bag, effective July 7, 2009 for tickets purchased beginning May 1, 2009.  The first bag fee will not apply to certain passengers, including our Mileage Plan MVP and MVP Gold passengers, those traveling solely within the state of Alaska, those traveling to Guadalajara and Mexico City, and military personnel.  We believe that this fee will likely result in increased ancillary revenues for Air Group of approximately $70 million or more annually and approximately $30 million in 2009.

New Markets
Alaska recently announced daily service between San Jose, California and Austin, Texas beginning September 2, 2009.  This service is in addition to new routes previously announced such as between Seattle and Austin, Seattle and Houston, Seattle and Atlanta, among others.

Changes in Advance Booked Load Factors (percentage of available seat miles that are sold)

	June	July	August
Point Change Y-O-Y	+1.0 pt*	+2.0 pts*	-3.0 pts

* June and July advanced bookings have significantly improved as the date of travel approaches.

ALASKA – MAINLINE (continued)

Forecast Information
	Forecast Q2 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	5,830	(7)%	22,800	(6)%

Cost per ASM excluding fuel and special items (cents)*	8.2	9%	8.1	8%

Fuel Gallons (000,000)	76	(12)%	300	(10)%
Economic fuel cost per gallon**	$1.82	(44)%	**	**
*For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.  As noted on the previous page, the guidance above includes the impact of the wage increases for pilots resulting from the new contract.  Special items include the pilot signing bonus and transition charge to the new sick-leave payout program.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

May 2009 Statistics
The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.

	May 2009	Change Y-O-Y		QTD 2009	Change Y-O-Y
Capacity (ASMs in millions)	114		(11.6)%	215		(12.3)%
Traffic (RPMs in millions)	82		(17.1)%	154		(17.1)%
Load factor*	72.0%	(4.8	) pts	71.6%	(4.1	) pts
Yield (cents)	24.82		(1.1)%	25.33		2.1%
Passenger RASM (cents)	17.88		(7.3)%	18.15		(3.5)%
  *Percentage of available seats occupied by fare-paying passengers

Changes in Advance Booked Load Factors (% of ASMs that are sold)

	June	July	August
Point Change Y-O-Y	-1.0 pt*	-1.5 pts*	-4.0 pts

* June and July advanced bookings have significantly improved as the date of travel approaches.

Forecast Information (Horizon CPA)
	Forecast Q2 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	340	(9)%	1,350	(3)%
Cost per ASM (cents)*	19.2	(10)%	19.6	(8)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

HORIZON AIR

May 2009 Statistics (includes brand and CPA flying)
	May 2009	Change Y-O-Y		QTD 2009	Change Y-O-Y
Capacity (ASMs in millions)	277		(12.9)%	544		(13.0)%
Traffic (RPMs in millions)	199		(15.1)%	383		(14.2)%
Revenue passengers (000s)	555		(14.2)%	1,085		(12.2)%
Load factor*	71.7%	(1.9	) pts	70.5%	(0.9	) pts
System RASM (cents)	18.50		(7.0)%	18.59		(3.7)%
Passenger RASM – brand flying (cents)	17.84		(4.6)%	17.86		0.0%
Raw fuel cost/gal.	$1.68		(57.1)%	$1.66		(55.7)%
Economic fuel expense/gal.	$1.79		(46.6)%	$1.78		(45.3)%
*percentage of available seats occupied by fare-paying passengers

Line-of-Business Information
Horizon’s line-of-business traffic and revenue information is presented below. In CPA arrangements, Horizon is  insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity.  As a result, yield and load factor information is not presented.  Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.  The actual passenger revenue generated on CPA flights is noted in the Alaska – Purchased Capacity section on page 3.

 May 2009

	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand	163	(13.7)%	59%	71.5%	0.0	pts	24.97	¢	(4.7)%	18.49	¢	(3.4)%
Alaska CPA	114	(11.6)%	41%	NM	NM		NM		NM	18.51	¢	(11.8)%
Total	277	(12.9)%	100%	71.7%	(1.9)	pts	25.27	¢	(5.2)%	18.50	¢	(7.0)%

NM = Not Meaningful

April and May 2009

	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand	329	(13.4)%	60%	69.7%	1.1	pts	25.63	¢	(1.3)%	18.42	¢	0.8%
Alaska CPA	215	(12.3)%	40%	NM	NM		NM		NM	18.84	¢	(9.8)%
Total	544	(13.0)%	100%	70.5%	(0.9)	pts	25.90	¢	(2.8)%	18.59	¢	(3.7)%

NM = Not Meaningful
Changes in Advance Booked Load Factors – Brand Flying (% of ASMs that are sold)

	June	July	August
Point Change Y-O-Y	+2.0 pts*	flat*	-3.0 pts

* June and July advanced bookings have significantly improved as the date of travel approaches.

HORIZON AIR (continued)

Forecast Information (includes brand and CPA flying)
	Forecast Q2 2009	Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
System-wide capacity (ASMs in millions)	830	(12)%	3,300	(9)%

Cost per ASM excluding fuel and special charges (cents)*	14.6 – 14.7	1% – 2%	15.1 – 15.2	3% – 4%

Fuel gallons (in millions)	15	(12)%	61	(8)%
Economic fuel cost per gallon**	$1.85	(44)%	**	**
*For Horizon, our forecast of cost per ASM excluding fuel and other items is based on forward-looking estimates, which will likely differ significantly from actual results. The measure includes both brand flying and CPA flying performed for Alaska.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.  Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.

Q200 Fleet Transition Charges
As previously disclosed, Horizon recorded a charge of $4.8 million in the first quarter related to the final six Q200 aircraft removed from operations during that period.  As more information becomes known and as Horizon continues to pursue alternatives to dispose of these aircraft, we expect an additional charge in the second quarter.  Although we have not completed any transactions and our estimates could change based on any final disposal activity, we believe the second quarter charge could be in the range of $4 million to $6 million.  The unit cost guidance above does not include the estimated Q200 charge as the amount is being finalized.  We expect our next Investor Update, to be filed in early July, will have a final estimate.  Consistent with past practice, Q200 fleet transition charges will not be considered special items and will not be excluded from our “adjusted” results.

AIR GROUP

Consolidated Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $17 million to $18 million for the second quarter 2009.  This increase from our previous guidance is primarily due to changes in variable interest rates and the impact on capitalized interest resulting from the delays in Boeing aircraft deliveries.

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Second Quarter 2009	50%	$71
Third Quarter 2009	50%	$76
Fourth Quarter 2009	50%	$76
Full Year 2009	50%	$76
First Quarter 2010	47%	$68
Second Quarter 2010	48%	$68
Third Quarter 2010	41%	$71
Fourth Quarter 2010	29%	$77
Full Year 2010	41%	$70
First Quarter 2011	22%	$88
Second Quarter 2011	20%	$76
Third Quarter 2011	17%	$79
Fourth Quarter 2011	10%	$78
Full Year 2011	17%	$81

*All of our 2010 and 2011 positions and the majority of our 2009 positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refinery margin component for approximately 42% of our third quarter 2009 jet fuel purchases at an average price per barrel of $9.28, or 22 cents per gallon.  The June 19, 2009 closing spot rate for the LA Jet fuel refinery margin was 22 cents per gallon.

Cash and Share Count
(in millions)	May 31, 2009	December 31, 2008
Cash and marketable securities	$1,100	$1,077
Common shares outstanding	36.387	36.275

As previously disclosed, on June 11, 2009 Alaska Air Group’s Board of Directors authorized a $50 million share repurchase program.  Through June 22, 2009, we have purchased 450,000 shares totaling $7.6 million.

Capital Expenditures

Total expected gross capital expenditures for 2009 are as follows (in millions):

	Total 2009 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$310	$75	$385
Horizon	75	5	80
Air Group	$385	$80	$465

*Amounts exclude any proceeds from the sale of assets.

AIR GROUP – (continued)

Firm Aircraft Commitments

Horizon is currently in discussions with Bombardier to defer all remaining 2009, 2010 and 2011 Q400 deliveries to later periods.  A final agreement has not been reached, so the delivery schedule below is based on the current commitment.  We expect to reach an agreement soon.

	Remainder of 2009	2010	2011	2012	2013	Beyond 2013	Total
Alaska (B737-800)	--	7	-	2	2	4	15
Horizon (Q400)	3	7	1	-	-	-	11
Totals	3	14	1	2	2	4	26

In addition to the firm orders noted above, Alaska has options to acquire 40 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count

		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Alaska	Seats	Dec. 31, 2007	Dec. 31, 2008	Mar. 31, 2009	Q2	Q3	Q4	Dec. 31, 2009 [2]	2010 Changes	Dec. 31, 2010 [2]
737-400F [1]	---	1	1	1	---	---	---	1	---	1
737-400C [1]	72	5	5	5	---	---	---	5	---	5
737-400	144	34	31	28	---	---	---	28	(5)	23
737-700	124	20	20	19	---	---	(4)	15	(2)	13
737-800	157	29	41	47	4	---	---	51	7	58
737-900	172	12	12	12	---	---	---	12	---	12
MD-80	140	14	---	---	---	---	---	---	---	---
Totals		115	110	112	4	---	(4)	112	---	112
		Actual Fleet Count			Expected Fleet Activity
					Changes by Quarter
Horizon	Seats	Dec. 31, 2007	Dec. 31, 2008	Mar. 31, 2009	Q2	Q3	Q4	Dec. 31, 2009	2010 Changes	Dec. 31, 2010
Q200	37	16	6	---	---	---	---	---	---	---
Q400 [3]	74-76	33	35	37	---	---	3	40	7	47
CRJ-700 [3]	70	21	18	18	---	(1)	(4)	13	(8)	5
Totals		70	59	55	---	(1)	(1)	53	(1)	52

1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts at December 31, 2009 and 2010 for Alaska are subject to change as we continue to refine the capacity reduction and aircraft utilization plan, and attempt to market four of our B737-700 aircraft.
3 The planned CRJ and Q400 fleets at December 31, 2009 and 2010 are subject to change as we finalize the fleet transition plan and is dependent on our ability to remarket the CRJ aircraft.